UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

EQ Health Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-2877347
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4611 Bee Cave Road, Ste. 213, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Units, each consisting of one share of Common Stock and one half of one Redeemable Warrant to purchase one share of Common Stock	New York Stock Exchange

Common Stock, par value $0.0001 per share	New York Stock Exchange

Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-252080

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby of EQ Health Acquisition Corp. (the “Registrant”) are units, common stock, par value $0.0001 per share, and redeemable warrants to purchase common stock of the Registrant. The description of the units, common stock, and redeemable warrants set forth under the heading “Description of Securities” in the prospectus forming part of the Registrant’s Registration Statement on Form S-1 (File No. 333-252080), originally filed with the Securities and Exchange Commission on January 13, 2021 as thereafter amended and supplemented from time to time (the “Registration Statement”) is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EQ HEALTH ACQUISITION CORP.

By:	/s/ Scott E. Ellyson
Name:	Scott E. Ellyson
Title:	President, Chief Executive
Officer, and Secretary

Date: January 28, 2021